Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-48402, 333-130396, 333-135863 and 333-217283) of Lakeland Financial Corporation of our report dated February 21, 2024 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Lakeland Financial Corporation for the year ended December 31, 2023.

/s/ Crowe LLP
Crowe LLP
South Bend, Indiana
February 21, 2024